EXHIBIT 99.1
                                 ------------

           Computational Materials prepared by Goldman, Sachs & Co.
               in connection with GSAA Home Equity Trust 2005-5,
                   Asset-Backed Certificates, Series 2005-5

GSAA 2005-05-05 Term Sheet - Price/Yield - A4


Price                                       1               2                3               4              5               6
                                        Yield           Yield            Yield           Yield          Yield           Yield
                   100.0000            3.1808          3.1808           3.1808          3.1808         3.1808          3.1808

-------------------------------------------------------------------------------------------------------------------------------
                     Prepay            15 CPR          20 CPR           25 CPR          30 CPR         35 CPR          40 CPR
                        WAL              9.90            7.50             5.92            4.78           3.92            3.14
-------------------------------------------------------------------------------------------------------------------------------

                   Mod Durn             8.406           6.614            5.359           4.409          3.662           2.976
              Mod Convexity             0.871           0.537            0.353           0.243          0.171           0.116
           Principal Window     Apr10 - Dec17   Jan09 - Dec14    Feb08 - Dec12   Jul07 - Jul11  Mar07 - Jul10   Nov06 - Sep09


        Optional Redemption          Call (Y)        Call (Y)         Call (Y)        Call (Y)       Call (Y)        Call (Y)